Exhibit 99.1

NATIONAL HEALTH PARTNERS
ANNOUNCES PRELIMINARY FINANCIAL RESULTS FOR 2006

Company achieves 2006 revenue of over $1,860,000
as Q4 2006 revenue nearly doubles over Q3 2006 revenue

HORSHAM, Pennsylvania — (BUSINESS WIRE) — January 31, 2007 — National Health Partners, Inc. (OTCBB: NHPR - News), a leading provider of unique discount healthcare membership programs, announced today that Q4 2006 revenue increased 98% to approximately $815,000 from $411,045 for Q3 2006 and that revenue for its full fiscal year ended December 31, 2006 increased 660% to approximately $1,860,000 from $245,973 for 2005.  The company expects Q1 2007 revenue to increase at a similar rate as the company continues to gain momentum through its many business channels.

“We are very excited with our results for the fourth quarter of 2006,” stated David M. Daniels, President and Chief Executive Officer of National Health Partners.  “Revenue increased 98% to $815,000 for Q4 2006 compared to $411,045 for Q3 2006.  Equally impressive is that our revenue for all of 2006 increased 660% to over $1,860,000 from only $245,973 in 2005.  We have reached a point in our company lifecycle where we are beginning to generate a meaningful amount of revenue, which is having a beneficial impact on our cash flows and profitability.”

“We expect 2007 to be the breakout year for us,” continued Mr. Daniels.  “The upcoming launch of our CARExpress insurance programs under Health Advantage One will be one of the key drivers for us this year.  We expect the combination of our CARExpress insurance programs and our traditional health discount programs to generate a significant amount of sales for us, which will greatly accelerate our revenue growth and continue to improve our bottom line during 2007 and beyond.”

National Health Partners, Inc.

National Health Partners, Inc. is a national healthcare savings organization that provides discount healthcare membership programs to uninsured and underinsured people through a national healthcare savings network called “CARExpress.”  CARExpress is one of the largest networks of hospitals, doctors, dentists, pharmacists and other healthcare providers in the country and is comprised of over 1,000,000 medical professionals that belong to such PPOs as CareMark and Aetna.  The company’s primary target customer group is the 47 million Americans who have no health insurance of any kind.  The company’s secondary target customer group is the 61 million Americans who lack complete health insurance coverage.  The company is headquartered in Horsham, Pennsylvania.  For more information on the company, please visit its website at www.nationalhealthpartners.com.

Safe Harbor Provision

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements other than statements of historical fact contained herein, including, without limitation, statements regarding the company’s future financial position, business strategy, budgets, projected revenues and costs, and plans and objectives of management for future operations, are forward-looking statements.  Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” or “believes” or the negative thereof or any variation thereon or similar terminology or expressions.  Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from results proposed in such statements.  Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can provide no assurance that such expectations will prove to have been correct.  Important factors that could cause actual results to differ materially from the company’s expectations include, but are not limited to, its ability to fund future growth and implement its business strategy, its ability to develop and expand the market for its CARExpress membership programs, demand for and acceptance of its CARExpress membership programs, its dependence on a limited number of preferred provider organizations and other provider networks for healthcare providers, as well as those factors set forth in the company’s Registration Statement on Form SB-2, File No. 333—139411, and its other filings and submissions with the Securities and Exchange Commission.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made.  Except as required by law, the company assumes no obligation to update or revise any of the information contained in this press release.

Contact

National Health Partners, Inc.

Alex Soufflas

Chief Financial Officer

(215) 682-7114

info@nationalhealthpartners.com

Source:  National Health Partners, Inc.